UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2004

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(State or other

(Commission

(IRS Employer

jurisdiction

File Number)

 Identification No.)

of incorporation)

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:

(704) 722-2500

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

CT Communications, Inc. announced on April 23, 2004 that its Board of Directors approved the continuance of its stock repurchase program until April 28, 2005.  Under this program, the Company is authorized, subject to certain conditions, to repurchase up to 1,000,000 shares of the Company’s outstanding common stock during the twelve-month period from April 28, 2004 to April 28, 2005.  In addition, the Company declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on June 1, 2004.  The quarterly dividend is payable on June 15, 2004.

ITEM 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated April 23, 2004, announcing that the Board of Directors of CT Communications, Inc. approved the continuance of the stock repurchase program until April 28, 2005 and declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on June 1, 2004.  The quarterly dividend is payable on June 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

       (Registrant)

Date: April 23, 2004

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release dated April 23, 2004, announcing that the Board of Directors of CT Communications, Inc. approved the continuance of the stock repurchase program until April 28, 2005 and declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on June 1, 2004.  The quarterly dividend is payable on June 15, 2004.

Exhibit 99.1

For Immediate Release

April 23, 2004

Contacts

Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications’ Board Extends Stock Repurchase Program, Declares Dividend

CT Communications, Inc. (Nasdaq: CTCI) announced today that its Board of Directors approved the continuance of its stock repurchase program until April 28, 2005.  CT Communications’ Board first approved the stock repurchase program in March 2001.  The stock repurchase program allows for the repurchase, on the open market or through negotiated transactions, of up to one million shares of the Company’s outstanding common stock during a twelve-month period from April 28, 2004 to April 28, 2005.  As of February 27th, 2004, the record date for the Company’s most recent Proxy Statement, there were 18,875,635 shares of the Company’s common stock outstanding.

Under the repurchase program no shares will be knowingly repurchased from officers and directors of CT Communications or from persons who hold in excess of five percent of its outstanding shares of common stock.  The repurchase plan is subject to SEC regulations, other applicable laws and restrictions imposed by the Board of Directors.

Additionally, the Board of Directors declared a quarterly cash dividend on CT Communications’ common stock of $0.065 per share to all shareholders of record at the close of business on June 1, 2004.  The quarterly dividend is payable on June 15, 2004.

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance services, Internet and data services and digital wireless services.